EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127022) pertaining to the 2002 Employee Stock Option Plan and the 2005 Stock Plan of Overhill Farms, Inc. and the Registration Statement (Form S-3 No. 333-130921) of our report dated December 15, 2011, with respect to the financial statements and schedule of Overhill Farms, Inc., included in this Annual Report (Form 10-K) for the year ended October 2,  2011.

/s/ ERNST & YOUNG LLP

Los Angeles, California
December 15, 201